EXHIBIT 23.1
                                ____________
                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 26, 1996 (except Note D, as to which the date is April 10, 1997) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-15105) and related Prospectus of Paychex, Inc. for the registration of 1,579,908 shares of its common stock. Our report on the financial statements incorporated by reference into Paychex, Inc.'s Annual Report (Form 10-K) is no longer applicable as the financial statements incorporated by reference is that Form 10-K have been superseded as a result of a business combination accounted for as a pooling of interests, which was consummated after the balance sheet date. Pursuant to Rule 412 of Regulation C, because such financial statements have been superseded they are not deemed in their unmodified form to constitute part of the Registration Statement.

                                                /s/ Ernst & Young LLP

May 21, 1997